EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

dELiA*s, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-131678) and Form S-1 (No. 333-134184) of dELiA*s, Inc. and Subsidiaries of our report dated April 14, 2011, relating to the consolidated financial statements and the financial statement schedule which appears in this Form 10-K for the year ended January 29, 2011.

/s/ BDO USA, LLP

New York, New York

April 14, 2011